Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2017 THIRD QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE

ARLINGTON, Texas (Business Wire) - July 26, 2017
Fiscal 2017 Third Quarter Highlights - comparisons to the prior year quarter

•	Net income increased 16% to $289.0 million or $0.76 per diluted share

•	Consolidated pre-tax income increased 17% to $444.5 million

•	Consolidated pre-tax profit margin improved 10 basis points to 11.8%

•	Net sales orders increased 13% in value to $3.9 billion and 11% in homes to 13,040

•	Homes closed increased 17% in value to $3.7 billion and 16% in homes to 12,497
D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income for its third fiscal quarter ended June 30, 2017 increased 16% to $289.0 million, or $0.76 per diluted share, from $249.8 million, or $0.66 per diluted share, in the same quarter of fiscal 2016. Homebuilding revenue for the third quarter of fiscal 2017 increased 17% to $3.7 billion from $3.1 billion in the same quarter of fiscal 2016. Homes closed in the quarter increased 16% to 12,497 homes compared to 10,739 homes in the prior year quarter.
For the nine months ended June 30, 2017, net income increased 20% to $725.1 million, or $1.92 per diluted share, from $602.6 million, or $1.61 per diluted share, in the same period of fiscal 2016. Homebuilding revenue for the nine months ended June 30, 2017 increased 18% to $9.7 billion from $8.2 billion in the first nine months of fiscal 2016. Homes closed in the nine-month period increased 16% to 32,586 homes compared to 28,062 homes in the same period of fiscal 2016.
Net sales orders for the third quarter ended June 30, 2017 increased 11% to 13,040 homes and 13% in value to $3.9 billion compared to 11,714 homes and $3.4 billion in the same quarter of fiscal 2016. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the third quarter of fiscal 2017 was 21%, unchanged from the prior year quarter. Net sales orders for the first nine months of fiscal 2017 increased 13% to 36,272 homes from 32,070 homes in the first nine months of fiscal 2016, and the value of net sales orders increased 15% to $10.8 billion from $9.4 billion.
The Company’s sales order backlog of homes under contract at June 30, 2017 increased 3% to 15,161 homes and 6% in value to $4.6 billion compared to 14,670 homes and $4.4 billion at June 30, 2016. The Company’s homes in inventory at June 30, 2017 increased 9% to 27,600 homes compared to 25,300 homes at June 30, 2016.
During the third quarter of fiscal 2017, the Company repurchased 1.85 million shares of its common stock for $60.6 million and repaid at maturity $350 million principal amount of its senior notes. The Company ended the quarter with $460.8 million of homebuilding unrestricted cash and a homebuilding debt to total capital ratio of 24.8%. Homebuilding debt to total capital consists of homebuilding notes payable divided by total equity plus homebuilding notes payable.
Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team is producing strong results in fiscal 2017. In the third quarter, our consolidated pre-tax income increased 17% to $444.5 million on $3.8 billion of revenues, and the value of our net sales orders increased 13%. For the nine months ended June 30, 2017, our consolidated pre-tax income, homebuilding revenues and homes closed increased 21%, 18% and 16%, respectively, and our pre-tax profit margin improved 30 basis points to 11.2%.  These results reflect the strength of our experienced operational teams, diverse product offerings from our family of brands and solid market conditions across our broad national footprint.

“Our balance sheet strength, liquidity and continued earnings growth and cash flow generation are increasing our flexibility, and we plan to maintain our disciplined, opportunistic position to improve the long-term value of our company. We remain focused on growing our revenues and pre-tax profits at a double-digit annual pace, while continuing to generate positive annual operating cash flows and improved returns. With 27,600 homes in inventory at the end of June and a robust supply of owned and controlled lots, we are well-positioned for the fourth quarter and fiscal 2018.”
Dividends
The Company has declared a quarterly cash dividend of $0.10 per common share. The dividend is payable on August 23, 2017 to stockholders of record on August 9, 2017.

Share Repurchase Authorization
Subsequent to quarter-end, the Company’s Board of Directors authorized the repurchase of up to $200 million of the Company’s common stock effective through July 31, 2018, which replaced the prior authorization.

Forestar Acquisition
On June 29, 2017, the Company entered into a definitive merger agreement with Forestar Group Inc. (Forestar) (NYSE:FOR), a publicly-traded residential real estate development company, to acquire 75% of the currently outstanding shares of Forestar for $17.75 per share in cash or approximately $560 million of total cash consideration. The strategic relationship between D.R. Horton and Forestar will significantly grow Forestar into a large, national residential land development company, selling lots to D.R. Horton and other homebuilders. Forestar will remain a public company with access to the capital markets to support its future growth. The proposed merger accelerates D.R. Horton’s strategy of expanding its relationships with land developers and ultimately increasing the optioned portion of its land and lot position to enhance operational efficiency and returns. The transaction is expected to close during the Company’s first quarter of fiscal 2018, subject to the approval of Forestar shareholders and other customary closing conditions.
Conference Call and Webcast Details
The Company will host a conference call today (Wednesday, July 26th) at 8:30 a.m. Eastern Time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company’s website at investor.drhorton.com.
About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for fifteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 79 markets in 26 states across the United States and closed 44,833 homes in the twelve-month period ended June 30, 2017. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that our balance sheet strength, liquidity and continued earnings growth and cash flow generation are increasing our flexibility, and we plan to maintain our disciplined, opportunistic position to improve the long-term value of our company; that we remain focused on growing our revenues and pre-tax profits at a double-digit annual pace, while continuing to generate positive annual operating cash flows and improved returns and that with 27,600 homes in inventory at the end of June and a robust supply of owned and controlled lots, we are well-positioned for the fourth quarter and fiscal 2018. The forward-looking statements also include that the strategic relationship between D.R. Horton and Forestar will significantly grow Forestar into a large, national residential land development company, selling lots to D.R. Horton and other homebuilders; Forestar will remain a public company with access to the capital markets to support its future growth; the proposed Forestar merger accelerates D.R. Horton’s strategy of expanding its relationships with land developers and ultimately increasing the optioned portion of its land and lot position to enhance operational efficiency and returns; and that the transaction is expected to close during the Company’s first quarter of fiscal 2018, subject to the approval of Forestar shareholders and other customary closing conditions.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; home warranty and construction defect claims; the effects of a health and safety incident; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; the impact of an inflationary, deflationary or higher interest rate environment; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our significant debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; our ability to effect our growth strategies, acquisitions or investments successfully, including the proposed Forestar merger; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission (SEC).
Additional Information
In connection with the proposed transaction with Forestar, it is expected that Forestar will file a registration statement on Form S-4 with the SEC that will include a proxy statement/prospectus to be distributed to Forestar stockholders. FORESTAR SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The registration statement, proxy statement/prospectus and other relevant documents will be available at no cost on the SEC’s website at www.sec.gov and Forestar’s website at www.forestargroup.com. Copies may also be obtained at no cost by contacting Forestar’s Chief Financial Officer, Charles D. Jehl.

D.R. Horton and its directors and certain of its executive officers may be deemed to be participants in any solicitation in connection with the proposed transaction with Forestar. Information regarding D.R. Horton’s directors and executive officers is available in D.R. Horton’s proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on December 9, 2016. Other information regarding D.R. Horton participants in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC. As of the date of this release, the D.R. Horton participants do not have any ownership interest in Forestar.
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2017	September 30, 2016
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$460.8	$1,271.8
Restricted cash	10.9	9.5
Inventories:
Construction in progress and finished homes	4,905.6	4,034.7
Residential land and lots — developed and under development	4,529.2	4,135.2
Land held for development	107.7	137.8
Land held for sale	11.5	33.2
	9,554.0	8,340.9
Deferred income taxes, net of valuation allowance of $10.4 million and $10.3 million at June 30, 2017 and September 30, 2016, respectively	383.7	476.3
Property and equipment, net	179.6	139.5
Other assets	470.3	456.2
Goodwill	80.0	80.0
	11,139.3	10,774.2
Financial Services and Other:
Cash and cash equivalents	51.6	31.4
Mortgage loans held for sale	627.4	654.0
Property and equipment, net	103.2	55.9
Other assets	55.6	43.4
	837.8	784.7
Total assets	$11,977.1	$11,558.9
LIABILITIES
Homebuilding:
Accounts payable	$602.6	$537.0
Accrued expenses and other liabilities	957.6	917.1
Notes payable	2,453.1	2,798.3
	4,013.3	4,252.4
Financial Services and Other:
Accounts payable and other liabilities	53.7	40.5
Mortgage repurchase facility	473.4	473.0
	527.1	513.5
Total liabilities	4,540.4	4,765.9
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 383,273,918 shares issued and 374,223,847 shares outstanding at June 30, 2017 and 380,123,258 shares issued and 372,923,187 shares outstanding at September 30, 2016	3.8	3.8
Additional paid-in capital	2,957.2	2,865.8
Retained earnings	4,670.1	4,057.2
Treasury stock, 9,050,071 shares and 7,200,071 shares at June 30, 2017 and September 30, 2016, respectively, at cost	(194.9)	(134.3)
Stockholders’ equity	7,436.2	6,792.5
Noncontrolling interests	0.5	0.5
Total equity	7,436.7	6,793.0
Total liabilities and equity	$11,977.1	$11,558.9

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$3,662.3	$3,118.7	$9,618.1	$8,145.6
Land/lot sales and other	22.2	30.1	56.9	65.2
	3,684.5	3,148.8	9,675.0	8,210.8
Cost of sales:
Home sales	2,936.9	2,486.5	7,713.8	6,512.1
Land/lot sales and other	18.8	28.4	45.2	56.2
Inventory and land option charges	5.4	8.1	19.9	16.0
	2,961.1	2,523.0	7,778.9	6,584.3
Gross profit:
Home sales	725.4	632.2	1,904.3	1,633.5
Land/lot sales and other	3.4	1.7	11.7	9.0
Inventory and land option charges	(5.4)	(8.1)	(19.9)	(16.0)
	723.4	625.8	1,896.1	1,626.5
Selling, general and administrative expense	309.5	279.3	872.4	778.4
Other (income) expense	(1.3)	(1.9)	(7.8)	(11.2)
Homebuilding pre-tax income	415.2	348.4	1,031.5	859.3
Financial Services and Other:
Revenues	91.9	83.1	256.9	205.4
General and administrative expense	65.0	57.5	183.1	157.1
Interest and other (income) expense	(2.4)	(4.6)	(11.2)	(12.8)
Financial services and other pre-tax income	29.3	30.2	85.0	61.1
Income before income taxes	444.5	378.6	1,116.5	920.4
Income tax expense	155.5	128.8	391.4	317.8
Net income	$289.0	$249.8	$725.1	$602.6
Basic:
Net income per share	$0.77	$0.67	$1.94	$1.63
Weighted average number of common shares	374.8	371.8	374.1	370.4
Diluted:
Net income per share	$0.76	$0.66	$1.92	$1.61
Adjusted weighted average number of common shares	379.4	375.9	378.5	374.4
Other Consolidated Financial Data:
Interest charged to cost of sales	$38.7	$43.3	$110.7	$119.4
Depreciation and amortization	$13.1	$13.8	$40.4	$41.4
Interest incurred	$32.4	$35.4	$99.4	$118.0

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2017	2016
	(In millions)
OPERATING ACTIVITIES
Net income	$725.1	$602.6
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	40.4	41.4
Amortization of discounts and fees	3.9	4.1
Stock based compensation expense	40.4	36.8
Excess income tax benefit from employee stock awards	(10.5)	(6.3)
Deferred income taxes	92.0	46.7
Inventory and land option charges	19.9	16.0
Gain on sale of debt securities collateralized by residential real estate	—	(4.5)
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(870.9)	(879.1)
(Increase) decrease in residential land and lots – developed, under development, held for development and held for sale	(352.2)	151.3
Increase in other assets	(29.5)	(4.6)
Decrease (increase) in mortgage loans held for sale	26.2	(3.5)
Increase in accounts payable, accrued expenses and other liabilities	124.4	87.7
Net cash (used in) provided by operating activities	(190.8)	88.6
INVESTING ACTIVITIES
Purchases of property and equipment	(103.5)	(65.2)
Increase in restricted cash	(9.9)	(2.1)
Net principal decrease of other mortgage loans and real estate owned	5.3	4.3
(Purchases of) proceeds from debt securities collateralized by residential real estate	(8.8)	35.8
Payments related to acquisition of a business	(4.1)	—
Net cash used in investing activities	(121.0)	(27.2)
FINANCING ACTIVITIES
Proceeds from notes payable	700.4	26.3
Repayment of notes payable	(1,051.4)	(543.9)
Proceeds from stock associated with certain employee benefit plans	34.3	61.8
Excess income tax benefit from employee stock awards	10.5	6.3
Cash dividends paid	(112.2)	(88.9)
Repurchases of common stock	(60.6)	—
Net cash used in financing activities	(479.0)	(538.4)
DECREASE IN CASH AND CASH EQUIVALENTS	(790.8)	(477.0)
Cash and cash equivalents at beginning of period	1,303.2	1,383.8
Cash and cash equivalents at end of period	$512.4	$906.8

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS
	Three Months Ended June 30,				Nine Months Ended June 30,
	2017		2016		2017		2016
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,642	$453.8	1,361	$382.1	4,579	$1,297.9	3,784	$1,064.2
Midwest	457	177.9	527	200.4	1,463	570.3	1,372	517.9
Southeast	4,401	1,151.0	3,930	1,023.4	12,019	3,143.2	10,663	2,768.8
South Central	3,691	926.4	3,588	887.3	10,858	2,709.0	10,089	2,463.5
Southwest	816	186.7	535	126.3	2,019	466.2	1,352	313.8
West	2,033	976.2	1,773	815.7	5,334	2,638.5	4,810	2,250.7
	13,040	$3,872.0	11,714	$3,435.2	36,272	$10,825.1	32,070	$9,378.9

HOMES CLOSED
	Three Months Ended June 30,				Nine Months Ended June 30,
	2017		2016		2017		2016
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,724	$482.1	1,380	$381.2	4,086	$1,160.5	3,568	$984.3
Midwest	511	201.9	478	179.9	1,340	519.6	1,209	465.2
Southeast	4,330	1,136.1	3,495	912.5	11,362	2,987.3	9,310	2,433.4
South Central	3,604	904.9	3,355	810.5	9,761	2,458.5	8,697	2,107.3
Southwest	657	152.6	414	93.0	1,644	383.9	1,084	246.8
West	1,671	784.7	1,617	741.6	4,393	2,108.3	4,194	1,908.6
	12,497	$3,662.3	10,739	$3,118.7	32,586	$9,618.1	28,062	$8,145.6

SALES ORDER BACKLOG
	As of June 30,
	2017		2016
	Homes	Value	Homes	Value
East	1,794	$520.5	1,646	$492.9
Midwest	593	234.7	575	219.1
Southeast	4,710	1,277.6	4,864	1,313.3
South Central	4,937	1,268.6	5,048	1,307.5
Southwest	1,030	232.9	839	191.1
West	2,097	1,110.7	1,698	856.3
	15,161	$4,645.0	14,670	$4,380.2